Exhibit 10.77

Privileged and Confidential

Energy Strategic Advisory Services LLC
200 Crescent Court, Suite 200
Dallas, Texas 75201

November 9, 2017

EXCO Resources, Inc.
12377 Merit Drive
Dallas, Texas 75251
Attention: General Counsel

Re:    Suspension of Services and Payments

Ladies and Gentlemen:

Reference is made to the Services and Investment Agreement, dated as of March 31, 2015, by and among Energy Strategic Advisory Services LLC, a Delaware limited liability company (“ESAS”), and EXCO Resources, Inc., a Texas corporation (“EXCO”), as amended by the Acknowledgement of Amendment dated as of May 26, 2015 and by Amendment No. 2 dated as of September 8, 2015 (as the same may be amended or amended and restated from time to time in accordance with its terms, the “Services and Investment Agreement”), and the Letter Agreement Regarding Nomination of Designee to the Board of Directors of EXCO, dated September 8, 2015, between ESAS and EXCO (as the same may be amended or amended and restated from time to time in accordance with its terms, the “Nomination Agreement”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Services and Investment Agreement.

Wilder’s Resignation

As we have discussed, Wilder intends to resign from the Board of Directors of EXCO and from his position as Executive Chairman of EXCO (the effective time of such resignation is referred to herein as the “Effective Time”).

Suspension of Services and Payments

ESAS and EXCO agree that, during the Suspension Period (as defined below), (i) ESAS shall not be required to provide any Services pursuant to the Services and Investment Agreement, and ESAS’ obligations to provide such Services shall be suspended, (ii) EXCO shall not be required to pay any Monthly Fee or any Incentive Payment in respect of the Suspension Period, and EXCO’s obligations to make such payments shall be suspended, and (iii) ESAS shall not have the right or obligation to nominate any person for election to the Board of Directors of EXCO, and ESAS’ and EXCO’s rights and obligations under the Nomination Agreement shall be suspended. EXCO agrees that it shall pay the Monthly Fee for all periods prior to the commencement of the Suspension Period in accordance with the Services and Investment Agreement.

For purposes of this letter agreement, “Suspension Period” shall mean the period that begins at the Effective Time and ends on the date that EXCO provides written notice to ESAS that EXCO elects to have ESAS recommence provision of the Services; provided however, that if EXCO commences chapter 11 proceedings, the Suspension period shall end on the earlier of the date that (i) EXCO provides written notice to ESAS after entry of a Comfort Order (as defined below) that EXCO elects to have ESAS recommence provision of the Services and (ii) the effective date of a plan of reorganization with respect to EXCO that has been confirmed by a bankruptcy court.

For purposes of this letter agreement, a “Comfort Order” is an order entered by a bankruptcy court that provides that neither ESAS nor its Affiliates nor their respective representatives will be considered “insiders” of EXCO as a result of ESAS’ provision of the Services pursuant to the Services and Investment Agreement at EXCO’s election during the Suspension Period.

Warrants

ESAS and EXCO hereby agree that, effective as of the Effective Time, the four Warrants dated March 31, 2015 issued by EXCO to ESAS pursuant to the Services and Investment Agreement shall be forfeited and cancelled and EXCO shall have no further obligations under the Warrants.

Comfort Order

EXCO shall use its reasonable best efforts to procure a Comfort Order as expeditiously as possible after the commencement of chapter 11 proceedings, if any, with respect to EXCO and EXCO requests ESAS to recommence the provision of the Services.

Affirmation of Services and Investment Agreement

ESAS and EXCO agree that the Services and Investment Agreement and the Nomination Agreement are in full force and effect and that neither ESAS nor EXCO is in breach thereunder. Except as expressly modified herein, all of the terms and conditions of the Services and Investment Agreement and the Nomination Agreement shall remain in full force and effect. EXCO agrees that it will not terminate the Services and Investment Agreement or the Nomination Agreement during the Suspension Period.

Miscellaneous

ESAS represents and warrants to EXCO that this letter agreement has been duly and validly authorized by ESAS. EXCO represents and warrants to ESAS that this letter agreement has been duly and validly authorized by the independent members of the Board of Directors of EXCO. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflicts of law. The terms of this letter agreement may not be amended, modified or supplemented, and waivers or consents to departures from the terms hereof may not be given, except by the written consent of all of the parties hereto. This letter agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding, please acknowledge by signing in the space provided below.

Sincerely,
ENERGY STRATEGIC ADVISORY SERVICES LLC
By: /s/ Jonathan Siegler
    Name: Jonathan Siegler
    Title: Chief Financial Officer

Signature Page to Letter Agreement

Agreed to and accepted as of the date set forth above
EXCO RESOURCES, INC.
By: /s/ Heather Lamparter
Name: Heather Lamparter
Title: VP, General Counsel & Secretary

Signature Page to Letter Agreement